INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Pilgrim Mutual Funds:


In connection with the combined registration statement/proxy statement on Form N-14 for Pilgrim Mutual Funds., we consent to incorporation by reference of our report on the Pilgrim High Yield Fund II and to the reference to our Firm under the heading "Financial Highlights" in Exhibit B to the Prospectus.


                                        /s/ KPMG LLP


Los Angeles, California
December 20, 1999